                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                 --------------


                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 1, 1999

                                 H&R BLOCK, INC.
               (Exact name of registrant as specified in charter)



     MISSOURI                       1-6089                      44-0607856
     --------                       ------                      ----------
(State of Incorporation)    (Commission File Number)         (I.R.S. Employer
                                                          Identification Number)


                     4400 MAIN STREET, KANSAS CITY, MO            64111
                     ---------------------------------            -----
                  (Address of Principal Executive Offices)      (Zip Code)

                                 (816) 753-6900
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                  The audited financial statements of Olde Financial Corporation ("Olde") for the years ended December 31, 1998 and 1997, together with the Report of Independent Auditors, and the unaudited consolidated financial statements of Olde for the six months ended September 24, 1999 and September 25, 1998 are filed as part of this Current Report on Form 8-K/A.


         (B)      PRO FORMA FINANCIAL INFORMATION


                  The unaudited pro forma consolidated balance sheet of H&R Block, Inc. as of October 31, 1999 and the pro forma consolidated statements of earnings for the year ended April 30, 1999 and the six months ended October 31, 1999 are filed as part of this Current Report on Form 8-K/A.


         (C)      EXHIBITS


                  Exhibit No.   Description of Exhibit


                  23.1          Consent of Independent Auditors


                  99.1          Press release dated December 2, 1999
                                filed as Exhibit 99.1 to the Company's
                                Current Report on Form 8-K dated December 1,
                                1999, is incorporated by this reference.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      H&R BLOCK, INC.



Date:  February 14, 1999              By: /s/ Cheryl L. Givens
                                          -------------------------------
                                          Cheryl L. Givens
                                          Vice President, Corporate Controller

                                 H&R Block, Inc.

                          Index to Financial Statements

                                                                                                                  Page
Olde Financial Corporation

       Consolidated Statements of Financial Condition as of September 24, 1999 and September 25,
            1998 (Unaudited)                                                                                       F-2

       Consolidated Statements of Operations for the nine months ended September 24, 1999 and
            September 25, 1998 (Unaudited)                                                                         F-4

       Consolidated Statements of Cash Flows for the nine months ended September 24, 1999
            and September 25, 1998 (Unaudited)                                                                     F-5

       Notes to Consolidated Financial Statements (Unaudited)                                                      F-6

       Report of Independent Auditors                                                                              F-7

       Consolidated Statements of Financial Condition as of December 31, 1998 and 1997                             F-8

       Consolidated Statements of Operations for the years ended December 31, 1998, 1997 and 1996                 F-10

       Consolidated Statements of Changes in Stockholder's Equity for the years ended December 31, 1998,
       1997 and 1996                                                                                              F-11

       Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996                 F-12

       Notes to Consolidated Financial Statements                                                                 F-13

H&R Block, Inc. (Pro Forma)

       Description of Transaction                                                                                 F-22

       Pro Forma Financial Statement Assumptions                                                                  F-22

       Pro Forma Consolidated Balance Sheet as of October 31, 1999                                                F-23

       Notes to Pro Forma Consolidated Balance Sheet                                                              F-24

       Pro Forma Consolidated Statement of Earnings for the year ended April 30, 1999                             F-25

       Pro Forma Consolidated Statement of Earnings for the six months ended October 31, 1999                     F-26

       Notes to Pro Forma Consolidated Statements of Earnings                                                     F-27

                           OLDE Financial Corporation
                 Consolidated Statements of Financial Condition
                    September 24, 1999 and September 25, 1998
                                   (Unaudited)



                                                                     September 24,       September 25,
                                                                         1999                1998
                                                                     --------------     --------------

Assets:
Cash                                                                $    11,906,798    $    11,429,765
Short term investments - at cost which approximates
     market                                                              33,014,548         27,874,881
U.S. Government and U.S. Government Agencies securities
     purchased under agreements to resell - at resale amount             51,000,000         49,000,000
Special reserve account for benefit of customers:
     U.S. Government securities purchased under
          agreements to resell - at resale amount                        40,757,000         55,022,000
     Cash                                                                     3,501              6,335
Special reserve account for benefit of customers-PAIB
     U.S. Government securities                                             993,500               --
                                                                    ---------------    ---------------
                                                                         41,754,001         55,028,335
Deposits with clearing organizations:
     Cash                                                                   220,000          1,735,000
     U.S. Government and other securities - at market                     8,447,780          5,025,570
                                                                    ---------------    ---------------
                                                                          8,667,780          6,760,570
Receivables:
     Customers                                                        1,904,761,728      1,371,312,929
     Brokers, dealers and clearing organizations                         10,701,676         14,515,029
     Other                                                                6,089,346          8,687,127
     Less reserve for doubtful accounts                                  (1,848,416)        (1,717,937)
                                                                    ---------------    ---------------
                                                                      1,919,704,334      1,392,797,148

Securities owned - at market                                             32,433,919         43,081,360

Property and equipment - at cost less accumulated
     depreciation and amortization of $50,475,784 and $44,722,348
     at September 24, 1999  and September 25, 1998, respectively         51,746,693         51,897,287
Exchange memberships - at cost                                              793,778            793,778
Other                                                                     9,169,897          5,965,866
                                                                    ---------------    ---------------
                                                                    $ 2,160,191,748    $ 1,644,628,990
                                                                    ===============    ===============





                See Notes to Consolidated Financial Statements

                           OLDE Financial Corporation
                 Consolidated Statements of Financial Condition
                    September 24, 1999 and September 25, 1998
                                   (Unaudited)

                                                              September 24,     September 25,
                                                                  1999              1998
                                                             --------------      -----------
Liabilities and Stockholders' Equity:
Payable to customers                                         $1,016,010,745   $  967,972,764
Payable to brokers and dealers                                  682,721,070      277,607,087
Securities sold, not yet purchased - at market                    6,447,620        8,343,672
Accrued income taxes                                              5,242,822        3,230,449
Real estate mortgages                                             9,381,675       15,411,639
Capital lease obligations                                         2,905,520        2,153,721
Accounts payable, accrued expenses and other                     50,992,050       40,154,040
                                                             --------------   --------------
                                                              1,773,701,502    1,314,873,372

Stockholders' equity:

  Common stock ($0.10 par value; 40,000,000 shares
    authorized; 30,520,225 and 30,510,225 shares
    issued and outstanding for Olde Financial
    Corporation and $1.00 par value, 1,000 shares
    issued and outstanding for Financial Marketing
    Services, Inc. at September 24, 1999 and
    September 25, 1998, respectively)                             3,052,023        3,051,023
  Additional paid-in capital                                         80,200               --
Retained earnings                                               383,358,023      326,704,595
                                                             --------------   --------------
Total stockholders' equity                                      386,490,246      329,755,618
                                                             --------------   --------------
                                                             $2,160,191,748   $1,644,628,990
                                                             ==============   ==============





                See Notes to Consolidated Financial Statements

                           OLDE Financial Corporation
                      Consolidated Statements of Operations
         For Nine Months Ended September 24, 1999 and September 25, 1998
                                   (Unaudited)


                                                 Nine Months Ended
                                            September 24,   September 25,
                                               1999            1998
                                            -------------  -------------


Revenues:
     Commissions                             $130,481,513   $117,267,940
     Principal transactions                    49,771,712     45,178,049
     Interest                                  95,847,833     85,521,098
     Other                                     16,380,510     14,211,929
                                             ------------   ------------
Total revenues                                292,481,568    262,179,016

Expenses:
     Employee compensation and benefits       108,586,101     98,896,316
     Commissions, floor brokerage and fees      7,093,695      7,003,717
     Communications                             6,462,311      5,705,801
     Advertising and promotional               12,223,742     11,276,705
     General and administrative                20,326,965     25,125,809
     Interest                                  41,955,053     39,526,776
     Occupancy                                 15,560,285     15,667,965
     Data processing and supplies               9,106,174      8,460,448
                                             ------------   ------------
Total expenses                                221,314,326    211,663,537
                                             ------------   ------------
Income before income taxes                     71,167,242     50,515,479
Income tax provision                           27,346,000     21,236,500
                                             ------------   ------------
Net income                                   $ 43,821,242   $ 29,278,979
                                             ============   ============







                See Notes to Consolidated Financial Statements

                           OLDE Financial Corporation
                      Consolidated Statements of Cash Flows
         For Nine Months Ended September 24, 1999 and September 25, 1998
                                   (Unaudited)

                                                                Nine Months Ended
                                                         September 24,    September 25,
                                                            1999              1998
                                                         -------------    -------------

Cash flows from operating activities:
Net income                                               $  43,821,242    $  29,278,979
Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
Depreciation and amortization                                5,470,270        5,799,158
(Increase) decrease in:
     Special reserve account for benefit
       of customers                                        146,494,281      (24,682,983)
     Special reserve account for benefit
       of customers - PAIB                                    (993,500)            --
Deposits with clearing organizations                        (1,845,810)        (136,320)
     Receivables from customer                            (630,749,144)     (55,222,762)
     Receivables from brokers, dealers,
       and clearing organizations                              985,037        6,658,893
     Receivables from others                                   632,697         (176,171)
     Securities purchased under agreements
       to resell                                           197,000,000       99,000,000
     Securities owned                                       (2,428,438)       1,131,747
     Other assets, net                                      (4,267,441)       3,120,570
Increase (decrease) in:
     Payables to customers                                (353,392,556)    (150,499,340)
     Payables to brokers and dealers                       568,285,653       99,043,852
     Securities sold, not yet purchased                      2,131,971       (6,135,015)
     Accrued income taxes                                      893,099         (802,609)
     Accounts payable, accrued expenses
       and other liabilities                                23,603,476        4,076,410
                                                         -------------    -------------
Net cash provided by operating activities                   (4,359,163)      10,454,409
Cash flows used in investing activities:
Capital expenditures                                        (2,309,959)      (7,309,077)
Cash flows provided by (used in) financing activities:
Issuance of common stock                                        81,200             --
Redemption of common stock                                        --         (3,970,103)
Maturity of senior subordinated debentures                        --         (9,412,000)
Redemption of senior subordinated debentures                      --        (17,125,000)
Real estate mortgages obtained                                    --          6,945,189
Principal payments on real estate mortgages                 (4,676,018)      (2,604,787)
Principal payments on capital lease obligations             (1,113,470)      (1,349,762)
                                                         -------------    -------------
Net cash used in financing activities                       (5,708,288)     (27,516,463)
Net increase (decrease) in cash                            (12,377,410)     (24,371,131)
Cash and cash equivalents at the
       beginning of period                                  57,298,756       63,675,777
                                                         -------------    -------------
Cash and cash equivalents at end of period               $  44,921,346    $  39,304,646
                                                         =============    =============



                See Notes to Consolidated Financial Statements

                           OLDE Financial Corporation
                    Notes to Consolidated Financial Statements
                                   (Unaudited)

The Statements of Financial Condition as of September 24, 1999 and September 25, 1998, the Statements of Operations for the six months ended September 24, 1999 and September 25, 1998 and the Statements of Cash Flows for the six months ended September 24, 1999 and September 25, 1998 have been prepared by Olde Financial Corporation ("Olde"), without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial condition, results of operations and cash flows at September 24, 1999 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto in Olde's December 31, 1998 audited financial statements included with this Current Report on Form 8-K/A.

                         Report of Independent Auditors


We have audited the accompanying consolidated financial statements of OLDE Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonableness basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OLDE Financial Corporation and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                        /s/ Ernst & Young LLP

Detroit, Michigan
February 8, 1999

                           OLDE Financial Corporation
                 Consolidated Statements of Financial Condition
                     December 31, 1998 and December 31, 1997


                                                                                     1998              1997
                                                                               ----------------------------------
Assets:
Cash                                                                           $    28,587,972    $    38,925,975
Short term investments - at cost which approximates
     market                                                                         28,710,784         24,749,802
U.S. Government and U.S. Government Agencies securities
     purchased under agreements to resell - at resale amount                       248,000,000        148,000,000
Special reserve account for benefit of customers:
     U.S. Government securities purchased under
          agreements to resell - at resale amount                                  187,248,000         30,339,000
     Cash                                                                                6,782              6,352
                                                                               ----------------------------------
                                                                                   187,254,782         30,345,352

Deposits with clearing organizations:
     Cash                                                                            1,735,000          1,735,000
     U.S. Government and other securities - at market                                5,086,970          4,889,250
                                                                               ----------------------------------
                                                                                     6,821,970          6,624,250
Receivables:
     Customers                                                                   1,274,012,584      1,316,090,167
     Brokers, dealers and clearing organizations                                    11,686,713         21,173,922
     Other, including $354,707 and $488,670 from,
          affiliates at December 31, 1998 and December 31, 1997,
          respectively                                                               6,632,528          8,413,524
     Less reserve for doubtful accounts                                             (1,758,901)        (1,620,505)
                                                                               ----------------------------------
                                                                                 1,290,572,924      1,344,057,108

Securities owned - at market                                                        30,005,481         44,213,107

Property and equipment - at cost less accumulated
     depreciation and amortization of $45,887,820 and $39,076,592
     at December 31, 1998 and December 31, 1997, respectively                       52,632,004         49,834,816
Exchange memberships - at cost (market value $2,501,500)                               793,778            793,778
Other                                                                                4,902,456          9,086,436
                                                                               ----------------------------------
                                                                               $ 1,878,282,151    $ 1,696,630,624
                                                                               ==================================

                           OLDE Financial Corporation
                 Consolidated Statements of Financial Condition
                     December 31, 1998 and December 31, 1997


                                                                                         1998                1997
                                                                                  ---------------------------------------
Liabilities and Stockholders' Equity:
Payable to customers                                                              $   1,369,403,301  $    1,118,472,104
Payable to brokers and dealers                                                          114,435,417         178,563,235
Securities sold, not yet purchased - at market                                            4,315,649          14,478,687
Accrued income taxes                                                                      4,349,723           4,033,058
Real estate mortgages                                                                    14,056,915          11,071,237
Capital lease obligations                                                                 1,743,990           2,950,930
Accounts payable, accrued expenses and other
     including $457,410 and $1,317,266 to affiliates
     at December 31, 1998 and December 31, 1997,
     respectively                                                                        27,388,574          36,077,630
                                                                                  -------------------------------------
                                                                                      1,535,693,569       1,365,646,881
Subordinated debt:
    12.5% Senior subordinated debentures due
          August, 1998                                                                            0           9,412,000
     9.6% Senior subordinated debentures due
          May, 2002                                                                               0          17,125,000
                                                                                  -------------------------------------
                                                                                                  0          26,537,000

Commitments and contingencies (Note 6)

Stockholders' equity:
     Common stock ($0.10 par value; 40,000,000 shares authorized; 30,510,225 and
          30,919,308 shares issued and outstanding at December 31, 1998
          and December 31, 1997, respectively)                                            3,051,023           3,091,931
Retained earnings                                                                       339,537,559         301,354,812
                                                                                  -------------------------------------
Total stockholders' equity                                                              342,588,582         304,446,743
                                                                                  -------------------------------------
                                                                                  $   1,878,282,151  $    1,696,630,624
                                                                                  =====================================

                           OLDE Financial Corporation
                      Consolidated Statements of Operations
                            For 1998, 1997, and 1996

                                                                        Years Ended December 31,
                                                         1998                   1997                  1996
                                                   -----------------------------------------------------------
Revenues:
     Commissions                                   $   161,058,303       $   163,555,177       $   144,766,503
     Principal transactions                             59,201,843            78,095,814           118,069,712
     Interest                                          114,100,996           108,975,154           104,310,373
     Other                                              19,319,135            16,570,480            12,873,785
                                                   -----------------------------------------------------------
Total revenues                                         353,680,277           367,196,625           380,020,373

Expenses:
     Employee compensation and benefits                133,603,623           135,830,485           129,757,286
     Commissions, floor brokerage and fees               8,988,833             9,638,214             9,992,414
     Communications                                      8,357,984             8,614,927            10,570,143
     Advertising and promotional (a)                    14,883,598            15,463,793            16,770,577
     General and administrative (b)                     33,823,204            31,063,869            33,094,488
     Interest                                           51,129,804            49,533,401            45,522,255
     Occupancy (c)                                      20,195,585            20,847,562            22,000,283
     Data processing and supplies                       11,269,703            10,640,459            10,223,744
                                                   -----------------------------------------------------------
Total expenses                                         282,252,334           281,632,710           277,931,190
                                                   -----------------------------------------------------------
Income before income taxes                              71,427,943            85,563,915           102,089,183
Income tax provision                                    29,316,000            32,006,000            38,342,000
                                                   -----------------------------------------------------------
Net income                                         $    42,111,943       $    53,557,915       $    63,747,183
                                                   ===========================================================

Net income per common share                                  $1.38                 $1.70                 $1.73
                                                             =====                 =====                 =====

Weighted average shares
     outstanding                                        30,512,393            31,526,901            36,795,781

(a)      Including approximately $12,000,000, $12,400,000, and $12,100,000 with an affiliate in 1998, 1997, and 1996, respectively.
(b) Including approximately $377,300, $383,800, and $436,500 with an affiliate in 1998, 1997, and 1996, respectively.
(c) Including approximately $67,300, $807,700 and $807,700 with the Company's majority stockholder in 1998, 1997 and 1996, respectively.

                           OLDE Financial Corporation
                       Consolidated Statements of Changes
                             in Stockholder's Equity

                                        Common          Additional Paid         Retained
                                         Stock            in Capital            Earnings            Total
                                   ---------------------------------------------------------------------------
Balance, January 1, 1996           $    3,674,500      $              -    $   231,027,812     $   234,702,312
Issuance of 65,000 shares of
Common Stock                                6,500               408,850                  -             415,350
Net Income                                      -                     -         63,747,183          63,747,183
                                   ---------------------------------------------------------------------------
Balance, December 31, 1996              3,681,000               408,850        294,774,995         298,864,845
Redemption of 5,890,692 shares of
Common Stock                             (589,069)             (408,850)       (46,978,098)        (47,976,017)
Net Income                                      -                     -         53,557,915          53,557,915
                                   ---------------------------------------------------------------------------
Balance, December 31, 1997              3,091,931                     0        301,354,812         304,446,743
Redemption of 409,083 shares of
Common Stock                              (40,908)                    -         (3,929,196)         (3,970,104)
Net Income                                      -                     -         42,111,943          42,111,943
                                   ---------------------------------------------------------------------------
Balance, December 31, 1998         $    3,051,023      $              0    $   339,537,559     $   342,588,582
                                   ===========================================================================

                           OLDE Financial Corporation
                      Consolidated Statements of Cash Flows

                                                                              Year Ended December 31,
                                                                1998                   1997                  1996
                                                          ---------------         ---------------       ---------------
Cash flows from operating activities:
Net income                                                $    42,111,943         $    53,557,915       $    63,747,183
Adjustments to reconcile net income to net cash
     provided by  (used in) operating activities:
Depreciation and amortization                                   7,293,322               8,380,555             9,327,929
Deferred income taxes                                           3,185,000              (3,008,000)           (2,336,000)
(Increase) decrease in:
     Special reserve account for benefit
       of customers                                          (156,909,430)             89,541,849          (109,622,393)
     Deposits with clearing organizations                        (197,720)               (929,851)               27,063
     Receivables from customer                                 42,077,583            (162,549,118)          132,459,062
     Receivables from brokers, dealers,
       and clearing organizations                               9,487,209               3,096,972             1,713,367
     Receivables from others                                    1,919,392              (1,462,982)            2,536,823
     Securities purchased under agreements
       to resell                                             (100,000,000)             31,974,000           (54,908,000)
     Securities owned                                          14,207,626              (6,303,047)            7,613,288
     Other assets, net                                          4,183,980               2,164,517            (2,001,275)
Increase (decrease) in:
     Payables to customers                                    250,931,197              30,910,834           267,554,084
     Payables to brokers and dealers                          (64,127,818)               (778,322)         (293,790,602)
     Securities sold, not yet purchased                       (10,163,038)              7,489,152             1,021,527
     Accrued income taxes                                      (2,868,335)                480,484             2,620,447
     Accounts payable, accrued expenses
       and other liabilities                                   (8,689,056)              9,796,417            (1,287,784)
                                                          ----------------        ---------------       ----------------
Net cash provided by operating activities                      32,441,855              62,361,375            24,674,719
Cash flows used in investing activities:
Capital expenditures                                           (9,537,957)             (1,164,753)           (4,661,321)
Cash flows provided by (used in) financing activities:
Issuance of common stock                                                -                       -               415,350
Redemption of common stock                                     (3,970,104)            (47,976,017)                    -
Maturity of senior subordinated debentures                     (9,412,000)                      -            (7,500,000)
Redemption of senior subordinated debentures                  (17,125,000)             (3,463,000)                    -
Principal payments on real estate mortgages                    (3,959,512)             (2,941,419)           (3,438,075)
Real estate mortgages obtained                                  6,945,190                 602,057               318,000
Principal payments on capital lease obligations                (1,759,493)             (2,873,133)           (3,612,498)
                                                          ----------------        ----------------      ----------------
Net cash used in financing activities                         (29,280,919)            (56,651,512)          (13,817,223)
Net increase (decrease) in cash                                (6,377,021)              4,545,110             6,196,175
Cash and cash equivalents at the
       beginning of period                                     63,675,777              59,130,667            52,934,492
                                                          ---------------         ---------------       ---------------
Cash and cash equivalents at end of period                $    57,298,756         $    63,675,777       $    59,130,667
                                                          ===============         ===============       ===============
Interest Paid                                             $    51,812,000         $    49,165,000       $    45,136,000
                                                          ===============         ===============       ===============

                           OLDE Financial Corporation
                   Notes to Consolidated Financial Statements
                                December 31, 1998

1.  Business

The accompanying financial statements present the consolidated financial statements of the Company and its subsidiaries, OLDE Discount Corporation ("OLDE Discount"), American Brokerage Services, Inc. ("ABS"), OLDE Asset Management, Inc. ("OAM"), OLDE Realty Corporation ("ORC"), OLDE Property Corporation ("OPC"), OLDE Equipment Corporation ("OEC"), Realty Acquisitions, Inc. ("RAI"), and Smart Travel, Inc. ("STI"). Material intercompany balances have been eliminated for all periods presented.

The Company is a financial services company. OLDE Discount engages in a discount securities brokerage business primarily for retail customers throughout the United States. OLDE Discount also engages in market making and specialist activities in common stocks and is a dealer in corporate and municipal bonds and
U. S. Government securities.

Other products and services provided to customers include: stock research and recommendations; money market funds with sweep provisions for settlement of customer transactions; fixed-income products; mutual funds; margin accounts; checking privileges; option accounts; account access/review via the internet; dividend reinvestment; and individual retirement accounts with no annual fee.

OAM provides portfolio management and administrative services to the OLDE Custodian Fund, a money market fund series. ORC, OPC, and RAI are engaged in the acquisition, ownership and operation of commercial real estate, leased primarily to OLDE Discount. OEC leases computer hardware and software to OLDE Discount. STI provides travel management and purchasing services primarily to OLDE Discount.

ABS a registered securities broker-dealer is currently inactive. In February 1999 SmartVest, Inc. ("SV") a newly formed Michigan Corporation wholly owned by the Company, initiated a registration and membership process with the National Association of Securities Dealers, Inc. ("NASD") to become a successor broker-dealer to ABS. It is planned that SV will introduce its customer accounts to OLDE Discount and that OLDE Discount will carry SV's accounts and provide clearing and execution service to SV on a fully disclosed basis. SV will be an on-line brokerage firm.


2.  Significant accounting policies

In the opinion of management, the accompanying audited consolidated financial statements contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly the financial position of the Company at December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the periods ended December 31, 1998, December 31, 1997, and December 31, 1996. The Company's accounting policies have been consistently followed.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

OLDE Discount is a registered securities broker-dealer and accounts for securities transactions (and related commission revenue and expense) on the trade date basis. The risk of loss on transactions as of trade date is equivalent to the risk of loss on settlement date and relates to customers' or other brokers' inability to meet the

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

2.  Significant accounting policies (continued)

terms of contracts. Credit risk is reduced by obtaining and maintaining adequate collateral until the contract is settled.

The Company is a party to financial instruments with off balance sheet risk in the normal course of its business. The Company is required, in the event of the non-delivery of customers' securities owed the Company by other broker-dealers, or by its customers, to purchase identical securities in the open market. Such purchases could result in losses not reflected in the accompanying financial statements.

Securities owned and securities sold, not yet purchased, are carried at market value. Unrealized gains and losses are reflected in operations. Sales of securities not yet purchased represent an obligation of the Company to deliver specified securities at a predetermined date and price. The Company will be obligated to acquire the required securities at prevailing market prices in the future to satisfy this obligation.

Securities purchased under agreements to resell are treated as financing transactions and are carried at the amounts at which the securities will be subsequently resold as specified in the respective agreements. Collateral relating to investments in repurchase agreements is held by independent custodian banks. The securities are valued daily and collateral added whenever necessary to bring the market value of the underlying collateral equal to or greater than the repurchase price specified in the contracts.

Depreciation and amortization are provided using both straight-line and accelerated methods over estimated useful lives of three to thirty nine years. Leasehold improvements are amortized using both straight-line and accelerated methods.

The Company considers all non-segregated highly liquid investments (short-term investments) with a maturity of three months or less when purchased to be cash equivalents.


3. Special reserve account for benefit of customers

U.S. Government securities purchased under agreements to resell and cash have been segregated in a special reserve account for the exclusive benefit of customers pursuant to federal regulations under Rule 15c3-3 of the Securities Exchange Act of 1934.

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

4. Securities owned and securities sold, not yet purchased

At December 31, 1998 and December 31, 1997 marketable securities owned and securities sold, net yet purchased consist of trading and investment securities at quoted market values, as follows:

                                                                         Securities Owned
                                                               1998                               1997
                                                        ---------------                     --------------
U.S. Government Securities                              $     1,303,473                     $    4,265,954
Municipal Securities                                         18,709,776                         12,124,921
Various Fixed Income Securities
     (Including Preferred Stock)                              8,838,883                         14,618,128
Equity Securities                                             1,153,349                         13,204,104
                                                        ---------------                     --------------
Total                                                   $    30,005,481                     $   44,213,107
                                                        ===============                     ==============

                                                                Securities Sold, Net Yet Purchased
                                                               1998                               1997
                                                        ---------------                     --------------
U.S. Government Securities                              $        23,609                     $      723,624
Municipal Securities                                            470,440                              5,375
Various Fixed Income Securities
     (Including Preferred Stock)                              2,816,038                          1,700,949
Equity Securities                                             1,005,562                         12,048,739
                                                        ---------------                     --------------
Total                                                   $     4,315,649                     $   14,478,687
                                                        ===============                     ==============

5. Receivables from customers

Receivables from customers include amounts due on margin and cash transactions. The receivables are collateralized by customers' securities held, which are not reflected in the financial statements.

6. Receivables and payables with brokers, dealers, and clearing organizations

Receivables from brokers generally are collected within thirty days and are collateralized by securities in physical possession, on deposit, or receivable from customers or other brokers. The Company does business with brokers who for the most part are members of the major U.S. securities exchanges.

The Company monitors the credit standing of broker-dealers and customers with whom it conducts business. In addition, the Company monitors the market value of collateral held and the market value of securities receivable from others. The Company seeks to obtain additional collateral if insufficient protection against loss exists.

Amounts receivable from and payable to brokers, dealers, and clearing organizations as of December 31, 1998 and December 31, 1997 are as follows:

Receivables:                                                   1998                               1997
                                                        ---------------                     --------------
Securities failed to deliver                            $       495,824                     $      270,027
Deposits on securities borrowed                               9,030,400                         18,565,900
Clearing organizations and other                              2,160,489                          2,337,995
                                                        ---------------                     --------------
                                                        $    11,686,713                     $   21,173,922
                                                        ===============                     ==============

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

Payables:                                                      1998                               1997
                                                        ---------------                     --------------
Securities failed to receive                            $       488,498                     $      814,917
Deposits for securities loaned                              113,855,471                        177,686,994
Other                                                            91,448                             61,324
                                                        ---------------                     --------------
Total                                                   $   114,435,417                     $  178,563,235
                                                        ===============                     ==============


7. Securities lending

At December 31, 1998, funds obtained under securities lending agreements, which are included with payables to broker dealers, totaled $113.9 million. At December 31, 1997, the securities lending amount was $177.7 million. Securities loaned are securities held by customers on margin. When loaning securities, OLDE Discount receives cash collateral approximately equal to the value of the securities loaned. The amount of cash collateral is adjusted daily for market fluctuations in the value of the securities loaned. Interest rates paid on the cash collateral fluctuate with short-term interest rates.

8. Property and equipment

Property and equipment at cost consist of the following at December 31:

                                                               1998                               1997
                                                        ---------------                     --------------
Land                                                    $     5,555,672                     $    5,086,797
Building and improvements                                    42,503,763                         35,670,454
Furniture, fixtures, and equipment                           50,460,389                         48,154,157
                                                        ---------------                     --------------
Total Property and Equipment                            $    98,519,824                     $   88,911,408
                                                        ===============                     ==============

9. Bank lines of credit, debt, commitments and contingencies

At December 31, 1998, bank lines of credit available to OLDE Discount amounted to $180 million. A line of credit in the amount of $80 million may be withdrawn at the discretion of the bank. The Company has a $100 million committed line of credit that expires in August 1999, and subject to the terms of the agreement, may be extended for one year at the bank's discretion. Short-term bank loans outstanding under the lines of credit are payable either on demand or upon expiration of the line of credit and are collateralized by marketable securities carried for the accounts of margin customers. Loans outstanding bear interest at broker loan rates.

There were no borrowings under these lines of credit at December 31, 1998 or December 31, 1997. There are no compensating balance requirements related to these lines of credit.

As of December 31, 1998, OLDE Discount had provided a clearing corporation with letters of credit totaling $82 million that satisfied margin deposit requirements of $79.7 million. These letters of credit are secured by customers' margin securities.

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

9.   Bank lines of credit, debt, commitments and contingencies (continued)

OLDE Discount leases office facilities over varying periods extending to 2005. The Company's approximate minimum annual rental commitments under non-cancelable operating leases are as follows:

           1999                                           $   7,090,000
           2000                                               5,430,000
           2001                                               3,752,000
           2002                                               1,280,000
           2003                                                 486,600
           Thereafter                                           111,400
                                                          -------------
                                                            $18,150,000
                                                          =============

Certain of the office leases contain renewal options ranging from one to five years. The office leases generally provide for rent escalation resulting from increased real estate assessments for real estate taxes and other charges. Rental expense for office facilities under non-cancelable operating leases was $6.6 million, $7.1 million, and $6.6 million, respectively for the years ending December 31, 1998, 1997 and 1996.

OLDE Equipment leases computer hardware. The following is a schedule of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1998:

         1999                                             $   1,141,879
         2000                                                   646,551
         2001                                                    93,981
                                                          -------------
         Total minimum lease payments                         1,882,411
         Less amount representing interest                      138,421
                                                          -------------
         Present value of net minimum
              lease payments                              $   1,743,990
                                                          =============

Computer systems financed under capital leases and hardware included in property and equipment amounted to approximately $14.5 million and $13.9 million at cost at December 31, 1998 and 1997, respectively, and accumulated amortization amounted to approximately $11.4 million and $9.4 million, respectively. Amortization of capital leases is included with depreciation and amortization expense.

At December 31, 1998, OLDE Property Corporation had outstanding $14.1 million in real estate mortgages. These mortgages are secured by substantially all land, building and improvements of the Company. Mortgages outstanding bear interest at 6.25%, 7.75% and 8% per annum. These mortgages are being amortized over 7 year periods, with projected maturities of 2001, 2002, and 2005, respectively. The following is a schedule of future minimum principal mortgage payments:

         1999                                             $   4,064,178
         2000                                                 3,873,253
         2001                                                 2,265,612
         2002                                                 1,327,689
         2003                                                 1,122,756
         Thereafter                                           1,403,427
                                                          -------------
         Total                                            $  14,056,915
                                                          =============

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

9.   Bank lines of credit, debt, commitments and contingencies (continued)

OLDE Discount is a defendant and respondent in a number of civil actions, arbitrations, and class actions arising out of its business as a broker-dealer. The Company believes it has meritorious defenses against these claims and intends to assert them vigorously. It is management's opinion that the disposition of these claims will not have a material adverse effect on the financial condition of the Company.

A consolidated certified class action in Federal court alleging that 35 securities dealers conspired to fix and maintain artificial bid-ask spreads on certain securities traded on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") over-the-counter market has been settled. The Company denies any improper activity occurred and joined the other settling brokerage firms in settling the matter to avoid the costs, expenses, and distractions of further litigation. OLDE Discount's portion of the settlement was fully reserved as of December 1997, and was paid in September 1998.

The Securities and Exchange Commission ("SEC") has completed its investigation of the Nasdaq market, which focused upon the dealer conduct alleged in the consolidated class action. In January 1999, without admitting or denying liability, OLDE Discount, along with 27 other Nasdaq dealers settled the SEC's investigation. The settlement included the payment of a fine and retention of an independent consultant who will conduct a review of OLDE Discount's and the 27 other dealer firms' Nasdaq trading, compliance, and supervisory systems. The firm will implement the consultant's recommendations. The fine was fully reserved in 1998 and was paid in January 1999.

OLDE Discount was the subject of an investigation by the SEC and National Association of Securities Dealers Regulation, Inc. ("NASDR"). The investigations focused on certain sales practices of the broker-dealer during the years 1992 to 1995. In September 1998, without admitting or denying liability, OLDE Discount settled both the SEC and NASDR investigations. The settlements included the payment of fines and certain undertakings to conduct an independent review of its current sales policies, practices and procedures and to adopt and implement such additional amended policies and procedures as may be recommended in the course of this review. The fines were fully reserved and were paid in September 1998.

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

10. Subordinated Debt

On August 1, 1998, the Company's $9,412,000 of 12.5% Senior Subordinated Debentures matured, and were repaid.

On September 1, 1998, the Company called $17,125,000 of outstanding 9.6% Senior Subordinated Debentures due May 1, 2002 at a premium of 2% over the principal amount.


11. Net capital requirements

OLDE Discount is required to maintain minimum net capital as defined under Rule 15c3-1 of the Securities Exchange Act of 1934 and has elected to comply with the alternative net capital requirement, which requires a broker-dealer to maintain minimum net capital equal to the greater of $1 million or 2% of the combined aggregate debit balances arising from customer transactions, as defined. The net capital rule also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than the greater of 5% of combined aggregate debit items or $1 million. At December 31, 1998, OLDE Discount's net capital of $286.2 million, which was 21% of aggregate debit items, exceeded by $259 million its minimum required net capital of $27.2 million.

ABS is subject to the SEC Uniform Net Capital Rule 15c3-1, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital (net capital ratio), shall not exceed 15 to 1. At December 31, 1998, ABS had net capital of $1,683,489, which was $1,433,489 in excess of its required net capital $250,000. ABS's net capital ratio was .014 to 1.

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

12. Income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) at December 31, 1998 and 1997 are as follows:

                                                               1998                      1997
                                                          -------------             -------------
         Contingencies reserve                            $   2,349,000             $   5,778,000
         Tax over book depreciation                            (243,000)                 (420,000)
         Reserve for doubtful accounts                          616,000                   567,000
         Employee benefits                                      553,000                   572,000
         Prepaid expenses                                      (257,000)                 (293,000)
         Other                                                   77,000                    76,000
                                                          -------------             -------------
                                                          $   3,095,000             $   6,280,000
                                                          =============             =============

Significant components of the provision for income taxes are as follows:

                                    1998                       1997                      1996
                               -------------              -------------             -------------
         Current:
         Federal               $  23,432,000              $  32,066,000             $  36,787,000
         State & local             2,699,000                  2,948,000                 3,891,000
                               -------------              -------------             -------------
         Total current tax        26,131,000                 35,014,000                40,678,000

         Deferred (Credit):
         Federal                   3,185,000                 (3,008,000)               (2,336,000)
                               -------------              --------------            --------------

                               $  29,316,000              $  32,006,000             $  38,342,000
                               =============              =============             =============

A reconciliation of the total federal income tax provision and the amount computed by applying the statutory federal income tax rate to earnings before income taxes is as follows:

                                   1998                        1997                      1996
                               -------------              -------------             -------------
Tax at U.S. statutory rates    $  24,998,867              $  29,947,140             $  35,730,990
Impact of state and
   Local taxes                      (944,650)                (1,031,800)               (1,361,850)
Other                              2,562,783                    142,660                    81,860
                               -------------              -------------             -------------
                               $  26,617,000              $  29,058,000             $  34,451,000
                               =============              =============             =============

Total income taxes paid approximated $25 million, $32.3 million, and $40.5 million for 1998, 1997, and 1996, respectively.

                           OLDE Financial Corporation
             Notes to Consolidated Financial Statements (Continued)

13. Related party transactions

Directors and officers of the Company and their associates maintain cash accounts and margin accounts with OLDE Discount and execute securities transactions through OLDE Discount in the ordinary course of business.

OLDE Discount purchases significant advertising and promotional material from Financial Marketing Services, Inc. ("FMS"), a Michigan corporation wholly-owned by the majority shareholder of the Company, and North American Printing Company ("North American") formerly Sumner Press, Ltd., a Canadian company controlled by FMS. North American supplies FMS with substantially all of OLDE Discount's printed advertising materials. In total, the Company's advertising purchases from FMS amounted to approximately $11.5 million, $11.9 million, and $11.7 million for the years ending December 31, 1998, 1997, and 1996, respectively. Other subsidiaries of FMS charged the Company approximately $852,000, $887,700, and $850,000 in the same periods, respectively, primarily for mailing and general services.

In February 1998, OLDE Property Corporation purchased the Company's two corporate headquarter buildings and a nearby warehouse facility from the Company's majority shareholder for $7 million. The buildings were then leased to OLDE Discount.

In January 1998, the Board of Directors of OLDE Discount declared and paid a dividend in the amount of $3,775,003 to OLDE Financial Corporation. The Company utilized these funds to redeem shares of its capital stock in the amount of $3,970,104. OAM paid a dividend to the Company in August in the amount of $4,000,000.

At December 31, 1998 and 1997, the Company held investments of $15 million and $14.2 million, respectively, in shares of money market mutual funds sponsored and managed by subsidiaries of the Company.


14. Estimated fair values of financial instruments

Generally accepted accounting principles currently require disclosure of estimated fair market values of financial instruments. The Company uses present value techniques to determine the estimated values of its financial instruments where quoted market values are not available. These techniques require judgment, and the estimates may be significantly affected by the assumptions made. A portion of the Company's financial instruments are securities traded in nationally recognized financial markets. These instruments are carried in the Company's financial statements at quoted market value or the market value for comparable securities which represents estimated fair value. Changes in market values of these instruments are reflected in current operating results.

A substantial portion of the Company's other financial instruments, consisting primarily of customer margin loans and customer credit balances, earn or pay rates of interest that change in accordance with general changes in short-term interest rates. Such instruments are carried in the financial statements at the amount receivable or payable on demand, which is considered to be the estimated fair value.

The above disclosures do not extend to estimated fair value amounts for items not defined as financial instruments by FASB No. 107 "Disclosures About Fair Value of Financial Instruments", for example customer relationships, which possess significant value.

                                H&R BLOCK, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


DESCRIPTION OF TRANSACTION

On December 1, 1999, H&R Block, Inc. (the "Company"), through its wholly-owned subsidiary Block Financial Corporation ("BFC"), completed its acquisition of the outstanding capital stock of OLDE Financial Corporation and its subsidiaries ("Olde"). The purchase price paid by BFC was $850 million cash plus an estimated net tangible book value payment of $37.1 million. A final cash adjustment will be made based on the aggregate consolidated net tangible book value at the acquisition date, after a final independent audit of the balance sheet is completed. The acquisition will be accounted for as a purchase.

The Company obtained a $750 million acquisition facility to support commercial paper issued to acquire Olde. At the closing date of December 1, 1999, the transaction was funded using the commercial paper and internal cash. It is the intent of the Company to convert approximately $500 million of the short-term commercial paper borrowings into term debt through a debt offering in the fourth quarter of fiscal 2000. In the pro forma consolidated financial statements, it is assumed that $500 million of long-term debt has been issued.

PRO FORMA FINANCIAL STATEMENT ASSUMPTIONS

The Company's fiscal year end is April 30. The accompanying pro forma consolidated balance sheet is as of October 31, 1999, the date of the most recent balance sheet the Company has filed with the Securities and Exchange Commission, and assumes that the acquisition of Olde occurred on that date. Included in the Company's pro forma consolidated balance sheet is financial information as of September 24, 1999 for Olde, due to a difference in fiscal year ends.

The accompanying pro forma income statements are for the year ended April 30, 1999 and the six months ended October 31, 1999, and assume that the acquisition of Olde occurred on May 1, 1998. Included in the Company's pro forma consolidated statement of earnings for the year ended April 30, 1999 is financial information for the twelve months ended March 26, 1999 for Olde, derived by taking audited financial information for the year ended December 31, 1998, adding the quarter ended March 26, 1999 and deducting the quarter ended March 27, 1998. Included in the Company's pro forma consolidated statement of earnings for the six months ended October 31, 1999 is financial information for the six months ended September 24, 1999 for Olde.

Since the pro forma financial statements are as of April 30 and October 31 and are based on preliminary information related to the purchase, the actual purchase adjustments will differ from those presented herein. In addition, the Company intends to have an appraisal completed for the real estate acquired. When completed, the real estate assets will be adjusted to fair market value, creating differences in the purchase price allocation, including the amount allocated to goodwill and other intangible assets, from those presented herein. These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the merger been consummated on the dates indicated and are not necessarily indicative of the future operating results or financial position of the combined companies.

The pro forma financial statements assume that: (i) the adjusted stockholder's equity at acquisition was $393.1 million, which is the adjusted stockholder's equity of Olde as of September 24, 1999, (ii) the Company financed the acquisition through the issuance of $500 million in ten-year long-term debt at a fixed rate of 8.25% per annum and $389.386 million in short-term notes payable at an average variable rate of 5.61% per annum for the annual period presented and 5.59% per annum for the six-month period presented (iii) the carrying value of Olde's assets and liabilities approximated fair market value on the date of acquisition, except for exchange memberships which were adjusted to fair market value (iv) goodwill and other intangible assets arising from the transaction will be amortized on a straight-line basis over 15 years and (v) the one-year non-compete agreement was expensed over 12 months in the consolidated statement of earnings for the year ended April 30, 1999.

                                 H&R BLOCK, INC.
                      Pro Forma Consolidated Balance Sheet
                                October 31, 1999
                        (Unaudited, amounts in thousands)


                                                        H&R Block,
                                                           Inc.                                  Pro Forma
                                                      Consolidated     Olde         Subtotal     Adjustments      Pro Forma
                                                      ------------  -----------     --------     -----------      ---------
CURRENT ASSETS:
 Cash and cash equivalents                           $   168,182    $    95,924   $   264,106    $      --         $   264,106
 Marketable securities                                    43,831         50,199        94,030           --              94,030
 Receivables, net                                        727,738          6,089       733,827           --             733,827
 Receivables from customers, brokers, dealers
  and clearing organizations                                --        1,913,615     1,913,615           --           1,913,615
 Prepaid expenses and other current assets               169,198          9,390       178,588           --             178,588
                                                     -----------    -----------   -----------    -----------       -----------
  Total current assets                                 1,108,949      2,075,217     3,184,166           --           3,184,166
INVESTMENTS AND OTHER ASSETS:
 Investments in marketable securities                    218,103         32,434       250,537           --             250,537
 Excess of cost over fair value of net tangible
  assets acquired                                        659,166           --         659,166        501,494 (1)     1,160,660

 Other                                                   151,602            794       152,396          1,402 (1)       153,798
                                                     -----------    -----------   -----------    -----------       -----------
                                                       1,028,871         33,228     1,062,099        502,896         1,564,995

PROPERTY AND EQUIPMENT, net                              135,695         51,747       187,442           --             187,442
                                                     -----------    -----------   -----------    -----------       -----------
                                                     $ 2,273,515    $ 2,160,192   $ 4,433,707    $   502,896       $ 4,936,603
                                                     ===========    ===========   ===========    ===========       ===========
CURRENT LIABILITIES:
 Notes payable                                       $   625,666    $      --     $   625,666    $   389,386 (2)   $ 1,015,052

 Accounts payable, accrued expenses and deposits         108,314         31,916       140,230           --             140,230
 Accounts payable to customers, brokers and dealers         --        1,705,180     1,705,180           --           1,705,180
 Accrued salaries, wages and payroll taxes                24,708         19,076        43,784           --              43,784
 Accrued taxes on earnings                                53,162          5,243        58,405           --              58,405
 Current portion of long-term debt                        56,358           --          56,358           --              56,358
                                                     -----------    -----------   -----------    -----------       -----------
  Total current liabilities                              868,208      1,761,415     2,629,623        389,386         3,019,009


LONG-TERM DEBT                                           352,598           --         352,598        500,000 (2)       852,598


OTHER NONCURRENT LIABILITIES                             104,051         12,287       116,338           --             116,338

COMMITMENTS AND CONTINGENCIES                               --             --            --             --                --

STOCKHOLDERS' EQUITY:
 Common stock                                              1,089          3,052         4,141         (3,052)(1)         1,089

 Additional paid-in capital                              419,411             80       419,491            (80)(1)       419,411

 Accumulated other comprehensive income (loss)           (16,313)          --         (16,313)          --             (16,313)
 Retained earnings                                       997,534        383,358     1,380,892       (383,358)(1)       997,534
                                                     -----------    -----------   -----------    -----------       -----------
                                                       1,401,721        386,490     1,788,211       (386,490)        1,401,721
 Less cost of common stock in treasury                   453,063           --         453,063           --             453,063
                                                     -----------    -----------   -----------    -----------       -----------
                                                         948,658        386,490     1,335,148       (386,490)          948,658
                                                     -----------    -----------   -----------    -----------       -----------
                                                     $ 2,273,515    $ 2,160,192   $ 4,433,707    $   502,896       $ 4,936,603
                                                     ===========    ===========   ===========    ===========       ===========


              The accompanying notes are an integral part of this
                         pro forma financial statement.

                                 H&R BLOCK, INC.
                  Notes to Pro Forma Consolidated Balance Sheet
                                October 31, 1999
                        (Unaudited, amounts in thousands)

(1) Adjustments to the balance sheet were made to record the changes in goodwill and other intangible assets and debt financing resulting from the purchase of Olde, as if the transaction had occurred on October 31, 1999.

            The computation of the purchase price is as follows:

            Payments to shareholders                                $  787,000
            Payments to escrow                                         100,000
            Non-compete agreement                                          100
                                                                    ----------
            CASH PURCHASE PRICE                                     $  887,100
                                                                    ==========


            Exchange memberships were adjusted to fair market value. The computation of the amount assigned to goodwill and other intangible assets to be recorded on the purchase is as follows:

            Assets purchased                            $ 2,160,192
            Less:  Liabilities assumed                   (1,773,702)
            Plus:  Exchange memberships,
            marked to market                                  1,402
                                                         ----------
            Net assets acquired                             387,892
                                                         ----------

            Cash purchase price                                         887,100
            Plus:  Estimated acquisition expenses                         2,286
            Less:  Net assets acquired                                 (387,892)
                                                                     ----------
            GOODWILL AND OTHER INTANGIBLE ASSETS                      $ 501,494
                                                                     ==========

(2) The Company assumed the use of short-term notes payable and long-term debt to finance the acquisition. The Company's existing commercial paper program was used to obtain $389,386 of notes payable. The remaining purchase price will be financed with a $500,000 long-term debt offering.

            Cash purchase price                                      $  887,100
            Plus:  Estimated acquisition expenses                         2,286
                                                                     ----------
            Total financing needed                                   $  889,386
                                                                     ==========
            TOTAL LONG-TERM DEBT                                     $  500,000
                                                                     ==========
            TOTAL SHORT-TERM NOTES PAYABLE                           $  389,386
                                                                     ==========

                                 H&R BLOCK, INC.
                  Pro Forma Consolidated Statement of Earnings
                            Year Ended April 30, 1999
                        (Unaudited, amounts in thousands)

                                              H&R Block,
                                                Inc.                                      Pro Forma
                                            Consolidated         Olde        Subtotal     Adjustments        Pro Forma
                                            ------------    ------------     --------     -----------        ---------
REVENUES:
     Service revenues                         $ 1,324,494    $   328,401   $ 1,652,895      $               $ 1,652,895
     Product sales                                174,124           --         174,124           --             174,124
     Royalties                                    123,201           --         123,201           --             123,201
     Other                                         22,846         20,224        43,070           --              43,070
                                              -----------    -----------   -----------    -----------       -----------
                                               1,644,665         348,625     1,993,290           --           1,993,290
                                              -----------    -----------   -----------    -----------       -----------
EXPENSES:
     Employee compensation and benefits           610,866        136,078       746,944           --             746,944
     Occupancy and equipment                      232,003         28,838       260,841           --             260,841
     Marketing and advertising                     90,056         15,742       105,798           --             105,798

     Bad debt                                      71,662            180        71,842           --              71,842
     Interest                                      69,338         49,577       118,915         63,095(1)        182,010

     Supplies, freight and postage                 57,157         11,441        68,598           --              68,598
     Other                                        158,509         42,199       200,708         33,533(1)        234,241
                                              -----------    -----------   -----------    -----------       -----------
                                                1,289,591        284,055     1,573,646         96,628         1,670,274
                                              -----------    -----------   -----------    -----------       -----------
Operating earnings                                355,074         64,570       419,644        (96,628)          323,016
OTHER INCOME:
     Investment income, net                        32,234         14,132        46,366           --              46,366
     Other, net                                    (3,767)          --          (3,767)          --              (3,767)
                                              -----------    -----------   -----------    -----------       -----------
                                                   28,467         14,132        42,599           --              42,599
Earnings from continuing operations before
      income taxes                                383,541         78,702       462,243        (96,628)          365,615
Taxes on earnings                                 145,746         32,084       177,830        (24,014)(2)       153,816
                                              -----------    -----------   -----------    -----------       -----------
NET EARNINGS FROM CONTINUING
      OPERATIONS                              $   237,795    $    46,618   $   284,413    $   (72,614)      $   211,799
                                              ===========    ===========   ===========    ===========       ===========
BASIC NET EARNINGS PER SHARE
     FROM CONTINUING OPERATIONS               $      2.38                  $      2.85                      $      2.12
                                              ===========                  ===========                      ===========
DILUTED NET EARNINGS PER SHARE
     FROM CONTINUING OPERATIONS               $      2.36                  $      2.82                      $      2.10
                                              ===========                  ===========                      ===========
Basic weighted average shares outstanding          99,761                       99,761                           99,761
                                              ===========                  ===========                      ===========
Diluted weighted average shares outstanding       100,821                      100,821                          100,821
                                              ===========                  ===========                      ===========

             The accompanying notes are an integral part of this pro
                           forma financial statement.

                                 H&R BLOCK, INC.
                  Pro Forma Consolidated Statement of Earnings
                        Six Months Ended October 31, 1999
                        (Unaudited, amounts in thousands)

                                              H&R Block,
                                                 Inc.                                   Pro Forma
                                            Consolidated        Olde       Subtotal    Adjustments      Pro Forma
                                            ------------     ---------    ---------    -----------      ---------
REVENUES:
     Service revenues                       $    226,202     $ 181,627    $ 407,829    $    --          $ 407,829
     Product sales                                94,241         --          94,241         --             94,241
     Royalties                                     4,140         --           4,140         --              4,140
     Other                                         6,923        10,991       17,914         --             17,914
                                            ------------     ---------    ---------    -----------      ---------
                                                 331,506       192,618      524,124         --            524,124
                                            ------------     ---------    ---------    -----------      ---------

EXPENSES:
     Employee compensation and benefits          193,658        73,058      266,716         --            266,716
     Occupancy and equipment                     110,599        14,867      125,466         --            125,466
     Marketing and advertising                    19,855         7,711       27,566         --             27,566
     Interest                                     34,818        31,130       65,948         31,508(1)      97,456
     Supplies, freight and postage                12,891         6,327       19,218         --             19,218
     Other                                        96,942        18,502      115,444         16,717(1)     132,161
                                            ------------     ---------    ---------    -----------      ---------
                                                 468,763       151,595      620,358         48,225        668,583
                                            ------------     ---------    ---------    -----------      ---------
Operating earnings                              (137,257)       41,023     (96,234)        (48,225)      (144,459)

OTHER INCOME:
     Investment income, net                        5,053         3,938        8,991         --              8,991
     Other, net                                      250         --             250         --                250
                                            ------------     ---------    ---------    -----------      ---------
                                                   5,303         3,938        9,241         --              9,241
Earnings (loss) before income tax benefit       (131,954)       44,961      (86,993)       (48,225)      (135,218)
Income tax expense (benefit)                     (50,143)       17,551      (32,592)       (11,973)(2)    (44,565)
                                            ------------     ---------    ---------    -----------      ---------
NET EARNINGS (LOSS)                         $    (81,811)    $  27,410    $ (54,401)   $   (36,252)     $ (90,653)
                                            ============     =========    =========    ===========      =========

BASIC NET LOSS PER SHARE                    $      (0.84)                 $   (0.56)                    $    (.93)
                                            ============                  =========                     =========
DILUTED NET LOSS PER SHARE                  $      (0.84)                 $   (0.56)                    $    (.93)
                                            ============                  =========                     =========
Basic weighted average shares outstanding         97,764                     97,764                        97,764
                                            ============                  =========                     =========
Diluted weighted average shares outstanding       97,764                     97,764                        97,764
                                            ============                  =========                     =========










             The accompanying notes are an integral part of this pro
                           forma financial statement.

                                 H&R BLOCK, INC.
             Notes to Pro Forma Consolidated Statements of Earnings
         Year Ended April 30, 1999 and Six Months Ended October 31, 1999
                        (Unaudited, amounts in thousands)

(1) Adjustments to the statements of earnings were made to reflect the change in interest expense and amortization of goodwill and other intangible assets, as if the transaction had occurred on May 1, 1998.

                                                                                                     ix Months
                                                                                   Year Ended          Ended
                                                                                 April 30, 1999    Oct. 31, 1999
                                                                                 --------------    -------------
           Interest expense on long-term debt                                    $       41,250   $       20,625 (a)
           Interest expense on short-term notes payable                                  21,845           10,883 (b)
           Increase in amortization of goodwill and other intangible assets              33,433           16,717 (c)
           Amortization of non-compete agreement for 12 months                              100               -- (d)
                                                                                 --------------   --------------
           ADJUSTMENT TO OTHER OPERATING EXPENSES                                $       96,628   $       48,225
                                                                                 ==============   ==============


      (a) The Company plans to issue 10-year long-term debt totaling $500,000 to fund part of the purchase of Olde. The computation of the increased interest expense uses an assumed interest rate of 8.25%, based on the current interest rate environment incorporating the Company's current investment grade rating and interest rate hedging instruments already entered into on a portion of the debt. A 1/8% increase in this rate would result in additional interest expense of $625 for the fiscal year ended April 30, 1999 and $313 for the six months ended October 31, 1999.


           Long-term debt                                                                         $      500,000
           Assumed annual interest rate                                                                    8.25%
                                                                                                  --------------
           Interest expense for fiscal year ended April 30, 1999                                  $       41,250
                                                                                                  ==============
           Interest expense for six months ended October 31, 1999                                 $       20,625
                                                                                                  ==============

      (b) The Company is funding part of the purchase of Olde with $389,386 of short-term notes payable, using its existing commercial paper program. The computation of the increased interest expense uses the actual daily average interest rate incurred by the Company for short-term borrowings during the period of time presented in the pro forma consolidated statements of earnings, which is variable based on the market. A 1/8% increase in this rate would result in additional interest expense of $487 for the fiscal year ended April 30, 1999 and $243 for the six months ended October 31, 1999.

                                 H&R BLOCK, INC.
             Notes to Pro Forma Consolidated Statements of Earnings
         Year Ended April 30, 1999 and Six Months Ended October 31, 1999
                        (Unaudited, amounts in thousands)


                                                                                                    Six Months
                                                                                  Year Ended          Ended
                                                                                April 30, 1999    Oct. 31, 1999
                                                                                --------------    -------------
          Short-term notes payable                                              $      389,386    $     389,386
          Assumed annual interest rate                                                   5.61%            5.59%
                                                                                --------------    -------------
          Annual interest expense                                               $       21,845    $      21,767
                                                                                ==============

          Interest expense for six months                                                         $      10,883
                                                                                                  =============

     (c) The amount assigned to goodwill and other intangible assets related to the purchase of Olde is $501,494. The computation of amortization on this amount is as follows:

          Goodwill and other intangible assets arising from the purchase of Olde                  $     501,494
          Divided by:  Amortization period of 15 years                                                       15
                                                                                                  -------------

          Amortization on goodwill and other intangible assets for fiscal year ended
             April 30, 1999                                                                       $      33,433
                                                                                                  =============

          Amortization on goodwill and other intangible assets for six months ended
             October 31, 1999                                                                     $      16,717
                                                                                                  =============

     (d) As part of the closing, a one-year non-compete agreement was signed with an officer of Olde. This amount was expensed in the pro forma consolidated statement of earnings for the fiscal year ended April 30, 1999.

(2) The tax effect of the adjustments to consolidated earnings was calculated at the Company's statutory federal rate and blended state rate of 38.0% for the year ended April 30, 1999 and the six months ended October 31, 1999.


                                                                                                 Six Months
                                                                               Year Ended           Ended
                                                                             April 30, 1999     Oct. 31, 1999
                                                                             --------------     -------------

        Interest expense on long-term debt                                   $       41,250     $      20,625
        Interest expense on short-term notes payable                                 21,845            10,883
        Expense for non-compete agreement                                               100                --
                                                                             --------------     -------------
        PRO FORMA ADJUSTMENTS EXCLUDING
        NON-DEDUCTIBLE AMORTIZATION OF GOODWILL
        AND OTHER INTANGIBLE ASSETS                                          $       63,195     $      31,508
                                                                             ==============     =============
        TAX EFFECT OF PRO FORMA ADJUSTMENTS                                  $      (24,014)    $     (11,973)
                                                                             ==============     =============


EXHIBIT INDEX
Exhibit No.                Description of Exhibit



    23.1                   Consent of Independent Auditors


    99.1                   Press release dated December 2, 1999, filed as
                           Exhibit 99.1 to the Company's Current Report on Form 8-K dated December 1, 1999, is incorporated herein by this reference.